Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002
In connection with the Quarterly Report of Piedmont Lithium Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2022 (the “Report”) as filed with the Securities and Exchange Commission on the date hereof, I, Michael White, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
1.the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, as amended; and
2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 4, 2022

By:	/s/ Michael White
Name:	Michael White
Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)